UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 ESG Re Limited
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             (Exact name of registrant as specified in its charter)

                Bermuda                                 not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

16 Church Street, Hamilton, HM 11, Bermuda
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(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

               None                                       None
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If this Form relates to the registration of a class debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(1), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Shares, par value $1.00 per share
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                                (Title of class)

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                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the Registrant's Common Shares is incorporated by reference to the information appearing under "Description of Capital Stock" in the Registrant's Preliminary Prospectus which forms a part of Registrant's Registration on Form F-1, filed November 17, 1997 (File No. 333-40341).

ITEM 2.  EXHIBITS.

      The following exhibits are filed as a part of this Registration Statement:

1.1 Form of Memorandum of Association of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (File No. 333-40341).

1.2         Form of Bye-laws of the Registrant, incorporated by reference to
            Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (File No. 333-40341).

2. Form of specimen certificate for the Registrant's Common Shares, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-1 (File No. 333-40341).

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                               SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   December 9, 1997      ESG RE LIMITED



                              By:  /s/ Gerhard Jurk
                                  -------------------------
                                  Name:  Gerhard Jurk
                                  Title:  Financial Officer